UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 13, 2026 (July 13, 2026)
Date of Report (date of earliest event reported)

CUMBERLAND PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Tennessee	001-33637	62-1765329
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1600 West End Avenue, Suite 1300 Nashville, Tennessee 37203
(Address of Principal Executive Offices)
(615) 255-0068
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CPIX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events

On July 13, 2026, the Board of Directors of Cumberland Pharmaceuticals Inc., (the “Cumberland” or “Company”) authorized and declared a special cash dividend of $1.50 per share of common stock payable in cash to the Company’s shareholders of record as of July 23, 2026. The dividend will be payable on or about July 31, 2026.
Cumberland previously announced the closing of a Strategic Transaction with Apotex Health Corp. (“Apotex”), an affiliate of Apotex, Inc., resulting in the integration of the U.S.-branded businesses. Cumberland received $100 million in cash at closing for its line of FDA-approved products. In addition, Cumberland expects to receive up to $11 million in additional payments associated with product inventory and transitional support services.
Following the closing of the transaction with Apotex, an analysis by the Company’s tax advisors, along with refined financial projections, indicated greater net cash from the transaction than originally projected. Therefore, Cumberland’s Board of Directors met to assess the Company’s future cash needs and evaluate possible alternatives for the excess capital.
In addition to the special dividend, the Board authorized an open-market share repurchase program of up to $5 million in Cumberland shares of common stock over time. This replaces the previous share repurchase program established in January 2019 that allowed $10 million of share repurchases, of which $2.1 million remained available. The timing and actual number of shares repurchased pursuant the Company’s repurchase program will be determined by management depending on a variety of factors, including stock price, trading volume, market conditions, and other general business considerations. Several Board members will also be establishing new share purchase plans to increase their holdings in the Company.

On July 13, 2026, the Company issued a press release announcing the special cash dividend. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 in this Current Report on Form 8-K by reference.
A copy of the release is furnished as Exhibit 99.1.

Exhibit No.	Description

99.1	Press release dated July 13, 2026

FORWARD-LOOKING STATEMENTS
This filing contains forward-looking statements, which are subject to certain risks and reflect Cumberland’s current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. As with any business, all phases of Cumberland’s operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland’s results of operations. These factors include market conditions, competition, the risks inherent in clinical development, regulatory review, and the commercialization of ifetroban and other pipeline or CET-supported assets, natural disasters, public health epidemics, and other events beyond our control, as more fully discussed in the Company’s most recent Form 10-K and subsequent 10-Qs as filed with the SEC. There can be no assurance that results anticipated by the Company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumberland Pharmaceuticals Inc.

Dated: July 13, 2026	By:	/s/ John Hamm
John Hamm
Chief Financial Officer